UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

VAALCO Energy, Inc. (the “Company”) and its subsidiaries, VAALCO Gabon (Etame), Inc., VAALCO International, Inc. and VAALCO Gabon S.A. are parties to an amended loan agreement with the International Finance Corporation (the “IFC”) dated December 29, 2016 (“Amended Term Loan Agreement”) which, was secured by the assets of VAALCO Gabon S.A. and was guaranteed by the Company as the parent company. The Amended Term Loan Agreement provided for quarterly principal and interest payments on the amounts currently outstanding through June 30, 2019.

The principal amount of the borrowings at March 31, 2018 under the Amended Term Loan Agreement was $7.1 million, and unamortized deferred financing costs were $0.1 million.  On May 22, 2018, the Amended Term Loan Agreement was terminated by a prepayment of the outstanding principle and accrued interest.  The Company did not incur any termination or prepayment penalties as a result of the termination of the Amended Term Loan Agreement.

The Company issued a press release announcing the elimination of the debt and start of a workover program. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: May 22, 2018
	By:	/s/ Elizabeth D. Prochnow
	Name:	Elizabeth D. Prochnow
	Title:	Controller and Chief Accounting Officer

Exhibit Index

8

Exhibit Number	Description
99.1	Press Release, dated May 22, 2018